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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-79909) of our reports dated March 24, 1999, except as to the reverse stock split described in Note 12 which is as of July 12, 1999, relating to the financial statements and financial statement schedule of Splitrock Services, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP



Houston, TX
July 23, 1999